Exhibit 3.40

SECRETARY OF STATE

STATE OF MONTANA

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

I, JIM WALTERMIRE, Secretary of State of the State of Montana, do hereby certify that the Articles of Amendment to the Articles of Incorporation of WESTERN ENERGY COMPANY, a Montana corporation, duly executed pursuant to the provisions of Section 35-1-210, Montana Code Annotated, have been received in my office and conform to law.

NOW, THEREFORE, I, JIM WALTERMIRE, as such Secretary of State, by virtue of the authority vested in me by law, hereby issue this Certificate of Amendment to the Certificate of Incorporation of WESTERN ENERGY COMPANY, a Montana corporation, and attach hereto a copy of the Articles of Amendment to the Articles of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Montana, at Helena, the Capital, this February 3, A.D. 1984.

JIM WALTERMIRE

Secretary of State

ARTICLES OF AMENDMENT

to the

292283

STATE OF MONTANA

FILED

FEB - 3 1984

JIM WALTERMIRE

SECRETARY OF STATE

ARTICLES OF INCORPORATION

of

WESTERN ENERGY COMPANY

Pursuant to the provisions of Section 35-1-209, M.C.A., the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is WESTERN ENERGY COMPANY.

SECOND: The following amendment to its Articles of Incorporation was adopted by the shareholders of the corporation on January 24, 1984, in the manner prescribed by the Montana Business Corporation Act.

The first paragraph of Article VI of the Articles of Incorporation of the corporation is amended to read as follows:

“The aggregate number of shares which the corporation has authority to issue is 10,000,000 shares without nominal or par value, consisting of 10,000,000 common shares. All or any part of said common shares without nominal or par value may be issued and sold by the corporation, from time to time, for such consideration as from time to time may be fixed by the Board of Directors. Each share shall be entitled to one (1) vote at shareholders’ meetings.”

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 100,000 common shares having no par value; and the number of such shares entitled to vote thereon was 100,000.

FOURTH: The number of shares voted for such amendment was 100,000; and the number of shares voted against such amendment was 0.

Dated: January 24, 1984.

WESTERN ENERGY COMPANY

By

President

(SEAL)

and

Secretary